Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2021 SECOND QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.20 PER SHARE

ARLINGTON, Texas (Business Wire) - April 22, 2021

Fiscal 2021 Second Quarter Highlights - comparisons to the prior year quarter
•Net income per diluted share increased 95% to $2.53
•Net income attributable to D.R. Horton increased 93% to $929.5 million
•Consolidated revenues increased 43% to $6.4 billion
•Consolidated pre-tax income increased 90% to $1.2 billion
•Consolidated pre-tax profit margin improved 450 basis points to 18.3%
•Homes closed increased 36% to 19,701 homes and 41% in value to $6.2 billion
•Net sales orders increased 35% to 27,059 homes and 47% in value to $8.8 billion
•Repurchased 4.5 million shares of common stock for $350.4 million
D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its second fiscal quarter ended March 31, 2021 increased 95% to $2.53 per diluted share compared to $1.30 per diluted share in the same quarter of fiscal 2020. Net income attributable to D.R. Horton in the second quarter of fiscal 2021 increased 93% to $929.5 million compared to $482.7 million in the same quarter of fiscal 2020. Homebuilding revenue for the second quarter of fiscal 2021 increased 41% to $6.2 billion from $4.4 billion in the same quarter of fiscal 2020. Homes closed in the quarter increased 36% to 19,701 homes compared to 14,539 homes closed in the same quarter of fiscal 2020.

For the six months ended March 31, 2021, net income per common share attributable to D.R. Horton increased 90% to $4.67 per diluted share compared to $2.46 per diluted share in the same period of fiscal 2020. Net income attributable to D.R. Horton for the six months ended March 31, 2021 increased 88% to $1.7 billion compared to $914.0 million in the same period of fiscal 2020. Homebuilding revenue for the first six months of fiscal 2021 increased 44% to $11.9 billion from $8.3 billion in the same period of fiscal 2020. Homes closed in the first six months of fiscal 2021 increased 40% to 38,440 homes compared to 27,498 homes closed in the same period of fiscal 2020.

Net sales orders for the second quarter ended March 31, 2021 increased 35% to 27,059 homes and 47% in value to $8.8 billion compared to 20,087 homes and $6.0 billion in the same quarter of the prior year. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the second quarter of fiscal 2021 was 15% compared to 19% in the prior year quarter. Net sales orders for the first six months of fiscal 2021 increased 43% to 47,477 homes and 53% in value to $15.3 billion compared to 33,213 homes and $10.0 billion in the same period of fiscal 2020. The Company's sales order backlog of homes under contract at March 31, 2021 increased 85% to 35,845 homes and 97% in value to $11.6 billion compared to 19,328 homes and $5.9 billion at March 31, 2020.

At March 31, 2021, the Company had 46,100 homes in inventory, of which 12,200 were unsold. 700 of the Company’s unsold homes at March 31, 2021 were completed. The Company’s homebuilding land and lot portfolio totaled 486,700 lots at the end of the quarter, of which 25% were owned and 75% were controlled through land and lot purchase contracts.

The Company's return on equity (ROE) was 27.1% for the trailing twelve months ended March 31, 2021, and homebuilding return on inventory (ROI) was 31.2% for the same period. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

The Company ended the second quarter with $1.9 billion of unrestricted homebuilding cash and $1.8 billion of available capacity on its revolving credit facilities for total homebuilding liquidity of $3.7 billion. Homebuilding debt at March 31, 2021 totaled $2.6 billion. The Company’s homebuilding debt to total capital ratio at March 31, 2021 was 16.8%. Homebuilding debt to total capital consists of homebuilding notes payable divided by stockholders’ equity plus homebuilding notes payable. Subsequent to quarter-end, the Company’s senior unsecured homebuilding revolving credit facility was amended to extend its maturity date to April 20, 2026. The capacity of the homebuilding revolving credit facility was increased to $2.19 billion with an uncommitted accordion feature that could increase the size of the facility to $3.0 billion, subject to certain conditions and availability of additional bank commitments.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered strong results in the second fiscal quarter of 2021, highlighted by EPS increasing 95% to $2.53 per diluted share. Our consolidated pre-tax income increased 90% to $1.2 billion on a 43% increase in revenues to $6.4 billion and a 450 basis point increase in our pre-tax profit margin to 18.3%. Our net sales orders increased 35% to 27,059 homes, while our homes in inventory increased 38% to 46,100 homes. These results reflect our experienced teams and production capabilities, industry-leading market share, broad geographic footprint and diverse product offerings across multiple brands.

“Housing market conditions remain very robust, and we are focused on maximizing returns and improving capital efficiency in each of our communities while increasing our market share. Our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility. We plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis.”

Guidance
Based on current market conditions and the Company’s results for the first six months of fiscal 2021, D.R. Horton is updating its fiscal 2021 guidance as follows:
•Consolidated revenues of $26.8 billion to $27.5 billion
•Homes closed between 82,500 homes and 84,500 homes
•Income tax rate in a range of 22% to 23% for the third and fourth quarters of fiscal 2021
•Outstanding share count at the end of fiscal 2021 approximately 1.5% lower than at the end of fiscal 2020

The Company plans to also provide guidance for its third quarter of fiscal 2021 on its conference call today.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”), a majority-owned subsidiary of D.R. Horton, is a publicly-traded residential lot development company, which currently operates in 54 markets and 22 states. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the second quarter ended March 31, 2021, Forestar sold 3,588 lots and generated $287.1 million of revenue compared to 1,951 lots and $159.1 million of revenue in the prior year quarter. For the six months ended March 31, 2021, Forestar sold 7,155 lots and generated $594.2 million of revenue compared to 4,373 lots and $406.4 million of revenue in the prior year six month period. These results are included in the Company’s segment information following the consolidated financials. All transactions between Forestar and D.R. Horton are eliminated from the Company's consolidated financial results.

Financial Services
For the second quarter ended March 31, 2021, financial services revenues increased 115% to $225.1 million compared to $104.5 million. Financial services pre-tax income increased 336% to $107.7 million with a pre-tax profit margin of 47.8% compared to $24.7 million of pre-tax income and a 23.6% pre-tax profit margin in the prior year quarter. For the six months ended March 31, 2021, financial services revenues increased 99% to $412.3 million compared to $207.4 million. Financial services pre-tax income increased 247% to $191.8 million with a pre-tax profit margin of 46.5% compared to $55.2 million of pre-tax income and a 26.6% pre-tax profit margin in the prior year six month period.

Multi-Family Rental Operations
At March 31, 2021, the Company’s multi-family rental operations had eight projects under active construction and four projects that were substantially complete and in the lease-up phase. These 12 projects represent 3,760 multi-family units. There were no sales of multi-family rental properties during the quarter or six months ended March 31, 2021. During the six months ended March 31, 2020, two properties were sold for a total of $128.5 million with gains on sale totaling $59.4 million, of which one was sold in the prior year quarter for $67.0 million with a gain on sale of $28.2 million. At March 31, 2021 and September 30, 2020, the consolidated balance sheets included $394.4 million and $246.2 million, respectively, of assets related to the Company’s multi-family rental operations. These operations are reported in Other in the Company’s segment information following the consolidated financials.

Single-Family Rental Operations
During fiscal 2020, the Company began constructing and leasing homes as single-family rental communities. After these rental communities are constructed and achieve a stabilized level of leased occupancy, the Company generally expects to market each community for a bulk sale of homes. There were no sales of single-family rental communities during the quarter ended March 31, 2021. During the six months ended March 31, 2021, the Company completed its first sale of a single-family rental community representing 124 homes for $31.8 million, resulting in a gain on sale of $14.0 million. At March 31, 2021, the Company’s homebuilding fixed assets included $182.6 million of assets related to its single-family rental platform, representing 27 communities totaling 1,650 single-family rental homes and finished lots. These operations are reported in Homebuilding in the Company’s segment information following the consolidated financials.

Dividends
During the second quarter of fiscal 2021, the Company paid cash dividends of $72.7 million, for a total of $145.6 million of dividends paid during the six months ended March 31, 2021. Subsequent to quarter-end, the Company declared a quarterly cash dividend of $0.20 per common share that is payable on May 20, 2021 to stockholders of record on May 10, 2021.

Share Repurchases
The Company repurchased 4.5 million shares of common stock for $350.4 million during the second quarter of fiscal 2021, for a total of 5.5 million shares of common stock for $420.2 million during the six months ended March 31, 2021. The Company’s remaining stock repurchase authorization at March 31, 2021 was $115.1 million. As previously announced, subsequent to quarter-end, the Company’s Board of Directors authorized a new $1.0 billion stock repurchase authorization replacing the Company’s previous authorization. The new authorization has no expiration date.

COVID-19
During March 2020, the impacts of the COVID-19 pandemic (C-19) and the related widespread reductions in economic activity across the United States began to adversely affect the Company’s business. However, residential construction and financial services are designated as essential businesses as part of critical infrastructure in almost all of the municipalities across the U.S. where the Company operates. The Company implemented operational protocols to comply with social distancing and other health and safety guidelines as required by federal, state and local government agencies, taking into consideration guidelines of the Centers for Disease Control and Prevention and other public health authorities.

The Company believes its strong balance sheet and liquidity position provide it with flexibility to operate effectively through changing economic conditions. The Company plans to continue to generate strong cash flows from its homebuilding operations and manage its product offerings, incentives, home pricing, sales pace and inventory levels to optimize the return on its inventory investments in each of its communities based on local housing market conditions.

Conference Call and Webcast Details
The Company will host a conference call today (Thursday, April 22) at 8:30 a.m. Eastern Time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 91 markets in 29 states across the United States and closed 76,330 homes in the twelve-month period ended March 31, 2021. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $150,000 to over $1,000,000. D.R. Horton also provides mortgage financing, title services and insurance agency services for homebuyers through its mortgage, title and insurance subsidiaries.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we are focused on maximizing returns and improving capital efficiency in each of our communities while increasing our market share; our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility; and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis. The forward-looking statements also include all commentary in the Guidance and C-19 sections.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the effects of public health issues such as a major epidemic or pandemic, including the impact of C-19 on the economy and our businesses; the cyclical nature of the homebuilding and lot development industries and changes in economic, real estate and other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; home warranty and construction defect claims; the effects of health and safety incidents; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; competitive conditions within the homebuilding, lot development and financial services industries; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; and information technology failures, data security breaches and our ability to satisfy privacy and data protection laws and regulations. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2021	September 30, 2020
	(In millions)
ASSETS
Cash and cash equivalents	$2,205.2	$3,018.5
Restricted cash	26.7	21.6
Total cash, cash equivalents and restricted cash	2,231.9	3,040.1
Inventories:
Construction in progress and finished homes	7,300.1	5,984.1
Residential land and lots — developed, under development, held for development and held for sale	7,176.2	6,253.3
Total inventory	14,476.3	12,237.4
Mortgage loans held for sale	1,755.8	1,529.0
Deferred income taxes, net of valuation allowance of $7.4 million and $7.5 million at March 31, 2021 and September 30, 2020, respectively	142.8	144.9
Property and equipment, net	895.0	683.7
Other assets	1,418.5	1,113.7
Goodwill	163.5	163.5
Total assets	$21,083.8	$18,912.3
LIABILITIES
Accounts payable	$1,137.4	$900.5
Accrued expenses and other liabilities	2,198.1	1,607.0
Notes payable	4,472.3	4,283.3
Total liabilities	7,807.8	6,790.8
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 396,696,502 shares issued and 360,479,511 shares outstanding at March 31, 2021 and 394,741,349 shares issued and 363,999,982 shares outstanding at September 30, 2020	4.0	3.9
Additional paid-in capital	3,208.4	3,240.9
Retained earnings	11,333.5	9,757.8
Treasury stock, 36,216,991 shares and 30,741,367 shares at March 31, 2021 and September 30, 2020, respectively, at cost	(1,582.8)	(1,162.6)
Stockholders’ equity	12,963.1	11,840.0
Noncontrolling interests	312.9	281.5
Total equity	13,276.0	12,121.5
Total liabilities and equity	$21,083.8	$18,912.3

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
	(In millions, except per share data)
Revenues	$6,446.9	$4,500.0	$12,380.3	$8,520.7
Cost of sales	4,650.9	3,450.8	8,983.5	6,535.0
Selling, general and administrative expense	621.5	466.8	1,207.4	922.6
Gain on sale of assets	—	(28.5)	(14.0)	(59.5)
Other (income) expense	(5.4)	(10.4)	(10.8)	(21.9)
Income before income taxes	1,179.9	621.3	2,214.2	1,144.5
Income tax expense	246.0	137.3	485.1	228.1
Net income	933.9	484.0	1,729.1	916.4
Net income attributable to noncontrolling interests	4.4	1.3	7.8	2.4
Net income attributable to D.R. Horton, Inc.	$929.5	$482.7	$1,721.3	$914.0

Basic net income per common share attributable to D.R. Horton, Inc.	$2.57	$1.32	$4.74	$2.49
Weighted average number of common shares	362.3	365.8	363.4	367.1

Diluted net income per common share attributable to D.R. Horton, Inc.	$2.53	$1.30	$4.67	$2.46
Adjusted weighted average number of common shares	367.2	370.1	368.6	371.8

Other Consolidated Financial Data
Interest charged to cost of sales	$34.4	$29.2	$67.4	$54.9
Depreciation and amortization	$18.9	$19.8	$39.3	$38.8
Interest incurred	$37.9	$37.6	$78.3	$75.3

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2021	2020
	(In millions)
OPERATING ACTIVITIES
Net income	$1,729.1	$916.4
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	39.3	38.8
Amortization of discounts and fees	4.8	5.8
Stock-based compensation expense	47.1	37.9
Equity in earnings of unconsolidated entities	(1.0)	(0.9)
Deferred income taxes	2.6	10.0
Inventory and land option charges	12.1	12.8
Gain on sale of assets	(14.0)	(59.5)
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(1,295.8)	(724.4)
Increase in residential land and lots – developed, under development, held for development and held for sale	(975.2)	(324.2)
Increase in other assets	(295.2)	(153.1)
Net increase in mortgage loans held for sale	(226.8)	(307.4)
Increase in accounts payable, accrued expenses and other liabilities	818.1	152.7
Net cash used in operating activities	(154.9)	(395.1)
INVESTING ACTIVITIES
Expenditures for property and equipment	(30.5)	(47.6)
Proceeds from sale of assets	31.8	129.8
Expenditures related to rental properties	(173.9)	(113.0)
Return of investment in unconsolidated entities	2.2	2.4
Net principal increase of other mortgage loans and real estate owned	(1.5)	(0.6)
Payments related to business acquisitions	(24.2)	(5.6)
Net cash used in investing activities	(196.1)	(34.6)
FINANCING ACTIVITIES
Proceeds from notes payable	494.1	1,591.3
Repayment of notes payable	(400.1)	(918.9)
Advances on mortgage repurchase facility, net	70.9	297.6
Proceeds from stock associated with certain employee benefit plans	5.6	12.9
Cash paid for shares withheld for taxes	(82.9)	(38.1)
Cash dividends paid	(145.6)	(128.7)
Repurchases of common stock	(420.2)	(360.4)
Distributions to noncontrolling interests, net	(0.1)	(0.4)
Net proceeds from issuance of Forestar common stock	23.3	—
Other financing activities	(2.2)	(2.3)
Net cash (used in) provided by financing activities	(457.2)	453.0
Net (decrease) increase in cash, cash equivalents and restricted cash	(808.2)	23.3
Cash, cash equivalents and restricted cash at beginning of period	3,040.1	1,514.0
Cash, cash equivalents and restricted cash at end of period	$2,231.9	$1,537.3

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	March 31, 2021
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,887.2	$167.2	$94.7	$56.1	$—	$2,205.2
Restricted cash	14.0	—	12.4	0.3	—	26.7
Inventories:
Construction in progress and finished homes	7,377.4	—	—	—	(77.3)	7,300.1
Residential land and lots	5,519.0	1,698.6	—	—	(41.4)	7,176.2
	12,896.4	1,698.6	—	—	(118.7)	14,476.3
Mortgage loans held for sale	—	—	1,755.8	—	—	1,755.8
Deferred income taxes, net	143.5	—	—	—	(0.7)	142.8
Property and equipment, net	463.2	2.0	3.5	432.4	(6.1)	895.0
Other assets	1,245.3	31.1	188.9	58.7	(105.5)	1,418.5
Goodwill	134.3	—	—	—	29.2	163.5
	$16,783.9	$1,898.9	$2,055.3	$547.5	$(201.8)	$21,083.8
Liabilities
Accounts payable	$1,078.0	$39.8	$—	$19.6	$—	$1,137.4
Accrued expenses and other liabilities	1,881.2	260.0	195.4	13.2	(151.7)	2,198.1
Notes payable	2,616.9	654.6	1,203.5	—	(2.7)	4,472.3
	$5,576.1	$954.4	$1,398.9	$32.8	$(154.4)	$7,807.8

	September 30, 2020
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,551.1	$394.3	$55.6	$17.5	$—	$3,018.5
Restricted cash	9.5	—	11.9	0.2	—	21.6
Inventories:
Construction in progress and finished homes	6,037.5	—	—	—	(53.4)	5,984.1
Residential land and lots	4,977.5	1,309.7	—	—	(33.9)	6,253.3
	11,015.0	1,309.7	—	—	(87.3)	12,237.4
Mortgage loans held for sale	—	—	1,529.0	—	—	1,529.0
Deferred income taxes, net	142.3	—	—	—	2.6	144.9
Property and equipment, net	372.8	1.1	3.9	308.9	(3.0)	683.7
Other assets	996.4	34.8	125.8	52.8	(96.1)	1,113.7
Goodwill	134.3	—	—	—	29.2	163.5
	$15,221.4	$1,739.9	$1,726.2	$379.4	$(154.6)	$18,912.3
Liabilities
Accounts payable	$859.3	$29.2	$—	$12.0	$—	$900.5
Accrued expenses and other liabilities	1,438.3	197.8	86.8	12.2	(128.1)	1,607.0
Notes payable	2,514.4	641.1	1,132.6	—	(4.8)	4,283.3
	$4,812.0	$868.1	$1,219.4	$24.2	$(132.9)	$6,790.8
___________________________
(1)Amounts are presented on Forestar’s historical cost basis.
(2)Amounts primarily represent the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2021
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Revenues
Home sales	$6,170.4	$—	$—	$—	$—	$6,170.4
Land/lot sales and other	17.3	287.1	—	15.3	(268.3)	51.4
Financial services	—	—	225.1	—	—	225.1
	6,187.7	287.1	225.1	15.3	(268.3)	6,446.9
Cost of sales
Home sales (3)	4,652.0	—	—	—	(35.6)	4,616.4
Land/lot sales and other	12.7	233.2	—	—	(215.2)	30.7
Inventory and land option charges	3.2	0.6	—	—	—	3.8
	4,667.9	233.8	—	—	(250.8)	4,650.9
Selling, general and administrative expense	469.5	16.3	123.7	11.9	0.1	621.5
Other (income) expense	(1.8)	(0.6)	(6.3)	3.3	—	(5.4)
Income before income taxes	$1,052.1	$37.6	$107.7	$0.1	$(17.6)	$1,179.9

	Six Months Ended March 31, 2021
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Revenues
Home sales	$11,869.1	$—	$—	$—	$—	$11,869.1
Land/lot sales and other	37.2	594.2	—	30.0	(562.5)	98.9
Financial services	—	—	412.3	—	—	412.3
	11,906.3	594.2	412.3	30.0	(562.5)	12,380.3
Cost of sales
Home sales (3)	8,977.1	—	—	—	(63.3)	8,913.8
Land/lot sales and other	26.5	495.8	—	—	(464.7)	57.6
Inventory and land option charges	11.2	0.9	—	—	—	12.1
	9,014.8	496.7	—	—	(528.0)	8,983.5
Selling, general and administrative expense	920.6	31.8	233.3	21.5	0.2	1,207.4
Gain on sale of assets	(13.1)	—	—	(0.9)	—	(14.0)
Other (income) expense	(3.3)	(1.1)	(12.8)	7.1	(0.7)	(10.8)
Income before income taxes	$1,987.3	$66.8	$191.8	$2.3	$(34.0)	$2,214.2
Summary Cash Flow Information
Cash provided by (used in) operating activities	$138.0	$(249.5)	$(32.3)	$4.2	$(15.3)	$(154.9)
_____________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts primarily represent the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments related to the Forestar acquisition.
(3)Amount in the Eliminations and Other Adjustments column represents the profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2020
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Revenues
Home sales	$4,363.3	$—	$—	$—	$—	$4,363.3
Land/lot sales and other	15.5	159.1	—	9.5	(151.9)	32.2
Financial services	—	—	104.5	—	—	104.5
	4,378.8	159.1	104.5	9.5	(151.9)	4,500.0
Cost of sales
Home sales (3)	3,435.5	—	—	—	(11.0)	3,424.5
Land/lot sales and other	11.3	136.5	—	—	(130.4)	17.4
Inventory and land option charges	8.8	0.1	—	—	—	8.9
	3,455.6	136.6	—	—	(141.4)	3,450.8
Selling, general and administrative expense	361.8	11.2	85.9	7.8	0.1	466.8
Gain on sale of assets	—	(0.3)	—	(28.2)	—	(28.5)
Other (income) expense	(4.1)	(2.1)	(6.1)	1.9	—	(10.4)
Income before income taxes	$565.5	$13.7	$24.7	$28.0	$(10.6)	$621.3

	Six Months Ended March 31, 2020
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Revenues
Home sales	$8,226.6	$—	$—	$—	$—	$8,226.6
Land/lot sales and other	35.2	406.4	—	18.3	(373.2)	86.7
Financial services	—	—	207.4	—	—	207.4
	8,261.8	406.4	207.4	18.3	(373.2)	8,520.7
Cost of sales
Home sales (3)	6,487.0	—	—	—	(17.7)	6,469.3
Land/lot sales and other	24.7	352.8	—	—	(324.6)	52.9
Inventory and land option charges	12.4	0.4	—	—	—	12.8
	6,524.1	353.2	—	—	(342.3)	6,535.0
Selling, general and administrative expense	720.2	21.7	163.8	16.7	0.2	922.6
Gain on sale of assets	—	(0.1)	—	(59.4)	—	(59.5)
Other (income) expense	(9.6)	(4.2)	(11.6)	3.5	—	(21.9)
Income before income taxes	$1,027.1	$35.8	$55.2	$57.5	$(31.1)	$1,144.5
Summary Cash Flow Information
Cash provided by (used in) operating activities	$52.1	$(123.8)	$(312.1)	$5.5	$(16.8)	$(395.1)
_____________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts primarily represent the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments related to the Forestar acquisition.
(3)Amount in the Eliminations and Other Adjustments column represents the profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC.
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended March 31,				Six Months Ended March 31,
	2021		2020		2021		2020
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	3,287	$1,074.3	2,749	$803.8	5,921	$1,936.0	4,590	$1,350.5
Midwest	1,770	691.7	1,426	506.4	3,025	1,167.5	2,140	761.7
Southeast	9,473	2,953.9	6,016	1,634.9	16,480	5,036.1	10,390	2,826.7
South Central	8,574	2,406.5	6,139	1,569.0	15,264	4,213.0	9,914	2,533.2
Southwest	1,318	442.4	942	267.6	2,220	727.0	1,609	467.3
West	2,637	1,280.2	2,815	1,239.2	4,567	2,185.4	4,570	2,031.2
	27,059	$8,849.0	20,087	$6,020.9	47,477	$15,265.0	33,213	$9,970.6

HOMES CLOSED

	Three Months Ended March 31,				Six Months Ended March 31,
	2021		2020		2021		2020
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	2,669	$861.3	1,983	$579.5	5,261	$1,665.9	3,781	$1,099.9
Midwest	1,248	467.9	877	308.7	2,384	879.9	1,690	590.9
Southeast	6,996	2,043.2	4,831	1,315.4	13,292	3,819.5	9,062	2,464.7
South Central	5,707	1,502.9	4,167	1,057.2	11,376	2,976.3	7,947	2,015.2
Southwest	807	243.1	680	199.7	1,580	475.3	1,343	395.7
West	2,274	1,052.0	2,001	902.8	4,547	2,052.2	3,675	1,660.2
	19,701	$6,170.4	14,539	$4,363.3	38,440	$11,869.1	27,498	$8,226.6

SALES ORDER BACKLOG

	As of March 31,
	2021		2020
	Homes	Value	Homes	Value
East	4,243	$1,407.5	2,725	$826.7
Midwest	2,657	1,019.2	1,513	535.6
Southeast	11,444	3,595.1	5,605	1,581.5
South Central	11,926	3,345.3	6,133	1,602.0
Southwest	2,645	848.0	1,081	313.2
West	2,930	1,398.3	2,271	1,025.2
	35,845	$11,613.4	19,328	$5,884.2

HOMES IN INVENTORY

	March 31, 2021	September 30, 2020
East	5,900	4,900
Midwest	3,100	2,600
Southeast	14,400	11,500
South Central	14,700	12,600
Southwest	3,200	1,800
West	4,800	4,600
	46,100	38,000

D.R. HORTON, INC.
LAND AND LOT POSITION

	As of March 31, 2021			As of September 30, 2020
	Land/Lots Owned	Lots Controlled Under Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Under Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
East	11,000	69,100	80,100	11,300	50,500	61,800
Midwest	8,500	28,300	36,800	8,000	17,800	25,800
Southeast	27,000	124,600	151,600	28,700	95,700	124,400
South Central	46,200	98,200	144,400	40,100	65,200	105,300
Southwest	7,100	13,700	20,800	7,200	7,600	14,800
West	21,700	31,300	53,000	17,300	27,500	44,800
	121,500	365,200	486,700	112,600	264,300	376,900
	25%	75%	100%	30%	70%	100%
_____________

(1)Lots controlled at March 31, 2021 included approximately 37,100 lots owned or controlled by Forestar, 20,400 of which our homebuilding divisions have under contract to purchase and 16,700 of which our homebuilding divisions have a right of first offer to purchase. Lots controlled at September 30, 2020 included approximately 30,400 lots owned or controlled by Forestar, 14,000 of which our homebuilding divisions had under contract to purchase and 16,400 of which our homebuilding divisions had a right of first offer to purchase.